Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Media Contact: Karin Clark Luna Innovations Incorporated Email: kclark@lunainnovations.com Phone: 1.540.769.8400	Investor Contact: Sally Beerbower Qorvis Communications Email: ir@lunainnovations.com Phone: 1.703.744.7800

Luna Innovations Reports First Quarter 2008 Financial Results

Company Achieves 26% Revenue Growth for the First Quarter 2008;

First Quarter Product and License Revenue Growth of 30%;

Gross Margins Expand to 38%

(ROANOKE, VA, May 8, 2008) –Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for its first quarter ended March 31, 2008.

As compared to the same quarter last year, revenues grew by 26%, from $7.1 million to $8.9 million, gross profit increased from $2.4 million to $3.4 million, and the loss per share declined from $0.27 to $0.17.

Kent Murphy, Chairman and Chief Executive Officer, provided this overview of Luna’s results: “The first quarter proved to be a strong start to 2008, both in terms of our financial results and in terms of operational achievements. Product and license sales increased from the first quarter of 2007 by 30%. Gross margins increased from 34% in the first quarter of 2007 to 38% in our most recent quarter, and our net decrease in cash for the quarter was less than $1.0 million. Based on our current results and the continued growth of our backlog of new opportunities, we believe we remain well positioned for future growth.”

In remarking on Luna’s operational achievements, Murphy said, “A key element of our commercialization strategy is to develop products in alliances with valued partners. That is why I am so pleased about the National Cancer Institute’s selection of our magnetic resonance imaging (MRI) contrast agent candidate for preclinical characterization by the Nanotechnology Characterization Laboratory (NCL). The outcome of this characterization study is expected to be a significant portion of the work necessary for an IND, or Investigational New Drug, application. We believe that the further we can bring our molecule along in the development process, the greater value it may have to a commercial partner and the easier it may be to get through the approval process. We view this study as the first step in an opportunity to address a critical clinical need with the support of government sponsorship.

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Our nanoWorks Division continues to be an exciting source of innovation and discovery. While developing a portfolio of new candidates based on antioxidant nanomaterials, a potential platform technology for treating a wide range of diseases, our scientists noticed that our nanomedicine prototype aids in the growth of new hair follicles in hairless mice. We are now working with the Hamner Institutes for Health Sciences to further pursue our discovery in the hope of identifying a therapeutic aide to treat hair loss,” Murphy added.

Murphy concluded, “We also received a contract this past quarter from the Office of Naval Research to apply our shape sensing technology to underwater surveillance arrays. We believe that this contract is yet another example of how our Optical Frequency Domain Reflectometry (OFDR) platform serves multiple applications and markets. The OFDR platform, which was originally developed by researchers at NASA Langley Research Center for testing on the X-33 and the space shuttle, is the backbone for our shape sensing technology and also our other distributed sensing capabilities including the handheld test and measurement device we are developing with JDSU, the shape sensing and position tracking system for robotic-assisted minimally invasive surgery with Intuitive Surgical and the gas and oil well monitoring system with Baker Hughes.”

First Quarter Financial Highlights

— Total revenues for the first quarter of 2008 increased 26% compared to the first quarter of 2007.

— Product and license revenues grew 30% to approximately $2.3 million in the first quarter of 2008, compared to $1.8 million in the first quarter of 2007.

— Gross profit for the first quarter of 2008 increased to $3.4 million, or 38% of total revenues, from $2.4 million, or 34% of total revenues, for the corresponding period of 2007.

— Net loss per share for the first quarter of 2008 was $0.17 per share, which is an improvement on a loss per share of $0.27 for the first quarter of 2007.

— Cash and cash equivalents totaled $11.2 million at March 31, 2008, as compared to $12.0 million at December 31, 2007 and $13.9 million at March 31, 2007.

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First Quarter Business Highlights

Pharmaceuticals / Nanomedicine

— Discovered that Luna’s nanomedicine prototype aids in the growth of new hair follicles in hairless mice. Luna’s nanoWorks Division scientists are now working with The Hamner Institutes for Health Sciences to further pursue their discovery in the hope of identifying a therapeutic aide to potentially treat male pattern baldness. In addition to the potential application to treat hair loss due to heredity, Luna’s discovery may aid in hair regeneration for loss due to other medical conditions.

— Demonstrated that Luna’s nanomedicine molecule, HYDROCHALARONE™, could provide a new approach to improving the quality and safety of MRI. Luna believes the new molecule, a chemical modification of Luna’s exclusive TRIMETASPHERE® carbon nanomaterial, may offer advantages over the MRI contrast agent products currently on the market. Luna’s studies have revealed its contrast agent prototype can provide high quality images for at least thirty minutes after administration and has exhibited extreme stability, which indicates it may reduce or even eliminate the toxicity currently associated with gadolinium chelate-based agents.

— Announced the selection of Luna’s MRI contrast agent prototype by the National Cancer Institute for preclinical characterization studies by the Nanotechnology Characterization Laboratory. The U.S. Food and Drug Administration and the National Institute of Standards and Technology are partners of the NCL with the intent of accelerating the transition of basic nano-medicine research into clinical applications. The preliminary characterization data Luna will obtain through its collaboration with the NCL can be used to aid the ultimate regulatory approval process.

Instrumentation, Test & Measurement

— Made significant progress on development efforts in fiber optic shape sensing with system development, leading to ten-fold improvements in speed and accuracy.

— Launched the PHOENIX™1000 tunable laser device, which provides users with a high-performance, rugged and cost-effective tunable laser solution for applications in fiber sensing, metrology, spectroscopy and instrumentation.

— Delivered hardware for a flight experiment to the Missile Defense Agency and verified that it operated properly with other flight subsystems.

Technology Development

— Received a $1.9 million contract from the Office of Naval Research to adapt our shape sensing technology for use in optic surveillance sensor arrays used in the Navy’s new Deployable Autonomous Distributed System (DADS). The technology enhancement may allow the Navy to detect and assess enemy threats in the ocean with greater accuracy.

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LUNA INNOVATIONS INCORPORATED	Luna Earnings Q108, Page 4

Outlook for Remainder of 2008

The company anticipates continued strong growth in both its product and license segment and its technology development division in 2008. For 2008, the company expects total revenue to be in the range of $40.0 million to $42.0 million, consisting of product and license revenue of $14.0 to $15.0 million and technology development revenue of $26.0 to $27.0 million. Also for 2008, the company anticipates a net loss in the range of $6.5 to $7.0 million. For the second quarter of 2008, the company expects revenue of approximately $9.3 million to $9.6 million and a net loss of approximately $1.8 million.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results, business developments and expectations for 2008. The call can be accessed by dialing 1.800.706.7745 domestically or 1.617.614.3472 internationally prior to the start of the call. The access code is 55758964. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Our products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to: (i) the ability to pursue Investigational New Drug applications and to commercialize a magnetic resonance imaging (MRI) contrast agent, (ii) the expected development of potential products, including candidates based on antioxidant nanomaterials or a therapeutic aide to treat hair loss, (iii) the success of the Optical Frequency Domain Reflectrometry (OFDR) platform as applied to underwater survey arrays, (iv) expected cash needs, (v) the expected success of a nanomedicine prototype in aiding the growth of new hair follicles, (vi) the expected benefits of Luna’s MRI contrast agent prototype, (vii) the expected improvements and commercial success of Luna’s fiber optic shape sensing technologies, (viii) the expected success of the PHOENIX™ 1000 tunable laser device, (ix) the company’s expected backlog, and (x) the company’s financial outlook for full fiscal year 2008 and the second quarter of 2008, including expected revenues and net loss. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that

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could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: the company’s ability to manage its growth effectively; the company’s ability to transition its revenue mix to product revenues and the company’s limited experience in manufacturing products on a commercial scale; the company’s ability to successfully identify market needs for new products; the company’s continued reliance on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue; the company’s ability to remain eligible for small business government grants and contracts in the future; the company’s ability to maintain sufficient proprietary rights to protect its technologies; the ability to secure third-party reimbursement for healthcare products; the potential adverse effects of nanotechnology, whether real or perceived; and the potential limitations of regulatory requirements in timely obtaining clearance by the U.S. Food and Drug Administration or other regulatory agencies for the company’s products.

Additional factors that may affect the future results of the company are set forth in the company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports with the SEC.

Stockholders of or potential investors in Luna Innovations are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

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Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues:
Technology development revenues	$6,601,748	$5,286,597
Product and license revenues	2,318,176	1,783,576

Total revenues	8,919,924	7,070,173
Cost of revenues:
Technology development costs	4,193,646	3,849,615
Product and license costs	1,344,411	800,421

Total cost of revenues	5,538,057	4,650,036

Gross profit	3,381,867	2,420,137
Operating expense	5,258,120	5,215,019

Operating loss	(1,876,253)	(2,794,882)

Other income (expense)
Other income (expense)	(777)	519
Interest income, net	25,082	112,268

Total other income	24,305	112,787

Loss before income taxes	(1,851,948)	(2,682,095)
Income tax expense	—	—

Net loss	$(1,851,948)	$(2,682,095)

Net loss per share:
Basic	$(0.17)	$(0.27)

Diluted	$(0.17)	$(0.27)

Weighted average shares:
Basic	10,781,363	9,969,373

Diluted	10,781,363	9,969,373

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Luna Innovations Incorporated

Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$11,178,776	$12,046,945
Accounts receivable, net	8,057,403	9,716,610
Refundable income taxes	396,062	396,062
Inventory	1,984,392	1,675,239
Other current assets	282,376	333,105

Total current assets	21,899,009	24,167,961
Property and equipment, net	5,762,621	5,859,515
Intangible assets, net	1,839,567	1,911,132
Deferred tax asset	600,000	600,000
Other assets	2,339	10,270

Total assets	$30,103,536	$32,548,878

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$17,176	$23,885
Accounts payable	2,152,138	3,024,973
Accrued liabilities	4,622,487	5,331,798
Deferred credits	1,466,578	1,672,400

Total current liabilities	8,258,379	10,053,056
Long-term capital lease obligation	—	4,671
Long-term debt obligation	5,000,000	5,000,000
Deferred credits and other long term liabilities	354,418	354,418

Total liabilities	13,612,797	15,412,145

Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 10,902,511 and 10,704,456 shares issued and outstanding	10,903	10,704
Additional paid-in capital	35,701,818	34,496,063
Accumulated deficit	(19,221,982)	(17,370,034)

Total stockholders’ equity	16,490,739	17,136,733

Total liabilities and stockholders’ equity	$30,103,536	$32,548,878

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Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Three months ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Cash flows used in operating activities
Net loss	$(1,851,948)	$(2,682,095)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	481,832	428,796
Share-based compensation	759,642	522,389
Change in assets and liabilities:
Accounts receivable	1,659,207	(706,927)
Inventory	(309,153)	(236,733)
Other assets	58,660	171,764
Accounts payable and accrued expenses	(1,211,503)	(524,022)
Deferred revenues	(205,822)	37,235

Net cash used in operating activities	(619,085)	(2,989,593)

Cash flows used in investing activities
Acquisition of property and equipment	(247,751)	(765,768)
Sales of property and equipment	28,149	—
Intangible property costs	(93,771)	(31,050)

Net cash used in investing activities	(313,373)	(796,818)

Cash flows from financing activities
Payments on debt obligations	—	(214,955)
Payments on capital lease obligations	(11,380)	(22,516)
Proceeds from the exercise of options and warrants	75,669	46,315

Net cash from financing activities	64,289	(191,156)

Net change in cash	(868,169)	(3,977,567)
Cash - beginning of period	12,046,945	17,866,753

Cash - end of period	$11,178,776	$13,889,186

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